UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2017

Mirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1250 South Capital of Texas Highway
Austin, TX 78746
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (512) 901-0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02    Termination of a Material Definitive Agreement.
As previously disclosed, Mirna Therapeutics, Inc. (the “Company”) entered into a Lease Termination Agreement and Release (the “Settlement Agreement”) in May 2017 with G&I VII Encino Trace II LP (the “Landlord”) to terminate that certain lease agreement dated June 24, 2016 by and between the Company and the Landlord (the “Lease Agreement”). Pursuant to the Settlement Agreement, the termination of the Lease Agreement was to be effective as of, and contingent upon, the Landlord’s execution of a new lease with a third party. On June 23, 2017, the termination of the Lease Agreement became effective upon entry by the Landlord into an agreement with a third party regarding the premises previously covered under the Lease Agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRNA THERAPEUTICS, INC.

Date: June 29, 2017	By:	/s/ Alan Fuhrman
Alan Fuhrman
Chief Financial Officer